Exhibit 99.3

Cycurion, Inc. Announces NASDAQ Delisting determination letter

McLean, VA – October 20, 2025 – Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading cybersecurity solutions provider, announced today that it received a Delisting Determination Letter from the staff of Nasdaq Listing Qualifications (the “Staff”) on October 14, 2025, providing that the Staff has determined to commence proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: CYCU), from the Nasdaq Global Market (the “Nasdaq”).

As previously announced, on April 9, 2025, the Staff notified the Company that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the minimum of $1.00 per share required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The notification letter stated that the Company would be afforded 180 calendar days, or until October 6, 2025, to regain compliance.

The Company has not regained compliance with the Bid Price Rule, and the listed security is now subject to delisting from The Nasdaq Global Market. Unless the Company requests an appeal of the Staff’s determination by October 21, 2025, trading of the Company’s shares of common stock will be scheduled for delisting at the opening of business on October 23, 2025, and Nasdaq intends to file a Form 25-NSE with the SEC, removing the Company’s shares of common stock from listing and registration on The Nasdaq Stock Market.

On October 20, 2025, the Company submitted its request to the Nasdaq Global Market to appeal the Staff’s determination to a Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The Company has been informed by the Staff that Panel hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request

On October 10, 2025, the Company’s board of directors determined to effect a 30:1 reverse stock split to regain compliance with the Bid Price Rule, which is expected to take effect on October 27, 2025. As previously announced, holders of a majority of the Company’s issued and outstanding common stock, including certain holders of shares of preferred stock, which shares vote together with the shares of common stock, approved a reverse stock split proposal at a reverse stock split ratio ranging between and including 3:1 to 75:1 and in the aggregate not more than 250:1, inclusive, by written consent as set forth in the Company’s definitive Information Statement filed with the U.S. Securities and Exchange Commission on September 9, 2025. The reverse stock split proposal became effective on September 29, 2025.

If the Company does not regain compliance with Nasdaq’s continued listing standards or its appeal is unsuccessful, it is expected that its shares of common stock will be delisted from Nasdaq, in which case, the Company may apply to list its shares of common stock on the over-the-counter market. The over-the-counter market is a significantly more limited market than Nasdaq, and quotation on the over-the-counter market likely results in a less liquid market for existing and potential stockholders of the Company to trade its shares of common stock and could depress the trading price of the shares of common stock. The Company can provide no assurance that its shares of common stock will continue to trade on this market or the over-the-counter market, that broker-dealers will continue to provide public quotes of the shares of common stock, or that the trading volume of the shares of common stock will be sufficient to provide for an efficient trading market.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, including the John Doe lawsuit, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:

(888) 341-6680

investors@cycurion.com

Cycurion Media Relations:

(888) 341-6680

media@cycurion.com